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                                                                    EXHIBIT 21.1

                       MARCUM NATURAL GAS SERVICES, INC.


                                  SUBSIDIARIES




         WHOLLY-OWNED SUBSIDIARIES OF MARCUM NATURAL GAS SERVICES, INC.:

                      Marcum Fuel Systems, Inc., a Colorado corporation Southern Flow Companies, Inc., a Delaware corporation Metretek, Incorporated, a Florida corporation
                      Marcum Gas Transmission, Inc., a Colorado corporation


         WHOLLY-OWNED SUBSIDIARIES OF MARCUM FUEL SYSTEMS, INC.:

                      DVCO Fuel Systems, Inc., a Colorado corporation
                      Marcum CNG Systems, Inc., a Colorado corporation
                      Marcum Fuel Systems, Inc. of Texas, a Texas corporation


         WHOLLY-OWNED SUBSIDIARY OF MARCUM GAS TRANSMISSION, INC.:

                      Marcum Capital Resources, Inc., a Colorado corporation


         WHOLLY-OWNED SUBSIDIARIES OF METRETEK, INCORPORATED:

                      Metretek Europe Limited, a company organized and existing
                               under the laws of Great Britain
                      Sigma VI, Inc., a Florida corporation